UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On March 26, 2018, pursuant to a Subscription Agreement, Orthofix Holdings, Inc. purchased 250,000 restricted shares (the “Shares”) of the Company’s Common Stock at $2.00 per share. The Shares are subject to demand registration rights as described in the Subscription Agreement.

The Form of the Subscription Agreement is attached as Exhibit 10.1 to this Report, and the summary description of the terms of the Subscription Agreement contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

The discussion in Item 1.01 is hereby incorporated by reference.

The Shares (the “Securities”) will be issued in reliance of Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based upon the fact that (i) the issuance of the Securities did not involve a public offering, (ii) Orthofix Holdings, Inc. represented that they are accredited investors and (iii) Orthofix Holdings, Inc. made certain investment representations.

Item 8.01	Other Events

On March 29, 2018, the Company issued a press release regarding the financing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
10.1	Subscription Agreement dated as of March 26, 2018 with Orthofix Holdings, Inc.

99.1	Press Release of Bone Biologics Corporation, dated March 29, 2018.

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Index to Exhibits

Exhibit No.	Description
10.1	Subscription Agreement dated as of March 26, 2018 with Orthofix Holdings, Inc.

99.1	Press Release of Bone Biologics Corporation, dated March 29, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2018	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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